NOVAMERICAN STEEL INC. TO ANNOUNCE FIRST QUARTER RESULTS

New York, NY (March 27, 2008) — Novamerican Steel Inc. (“Novamerican”) (NASDAQ: TONS, TONSW) will release its financial results for the quarter ended February 23, 2008 on Monday, April 7, 2008, after the close of the markets. Novamerican’s conference call with investors and analysts will be held the next morning, Tuesday, April 8, 2008, at 11:00 am Eastern Standard Time.

The dial-in telephone numbers for the investor and analysts call are:

North American Dial-In Number:	1-888-300-0053
International Dial-In Number:	647-427-3420
Conference ID Number:	41196850

A digital recording of the conference call will be available for replay two hours after the call’s completion.  The date range for playback availability is listed below.

Dial-in Number:	1-888-562-2824 or 402-220-7739
Passcode:	41196850
Dates:	April 8, 2008 – April 15, 2008

About Novamerican Steel Inc.

Novamerican has twenty-two operating locations in Canada and the United States. It processes and distributes carbon steel, stainless steel and aluminum products and operates as an intermediary between primary metal producers and manufacturers that require processed metal. Novamerican also produces roll formed steel sections and manufactures heavy equipment parts and accessories. Novamerican’s flat rolled processing capabilities include pickling, slitting, blanking, leveling, temper-rolling and cutting-to-length to precise customer specifications. Additionally, Novamerican performs many of these processing services for customers who provide their own steel, referred to in the industry as toll processing. For additional information on Novamerican, visit its website at http://www.novamerican.com.

Contact:

Karen G. Narwold, Vice President, Chief Administrative Officer and General Counsel

646-429-1540 (office); 917-207-7924 (cell)